Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-22-11

THE GEO GROUP ANNOUNCES FINAL RESULTS OF ITS PREVIOUSLY

ANNOUNCED EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Boca Raton, Fla. – August 17, 2022 — The GEO Group, Inc. (NYSE:GEO) (“GEO” or the “Company”) today announced the final results of the previously announced Exchange Offers and Consent Solicitations (each as defined below) to exchange (the “Exchange Offers”) its outstanding (i) 5.125% Senior Notes due 2023 (the “2023 Notes”) and (ii) 5.875% Senior Notes due 2024 (the “2024 Notes” and, collectively with the 2023 Notes, the “Old Notes”) for newly issued 10.500% Senior Second Lien Secured Notes maturing on June 30, 2028 (the “New Notes”) and, if elected, cash, upon the terms and subject to the conditions set forth in the Prospectus (as defined below). In connection with the Exchange Offers, GEO also solicited consents to amend the indentures governing the Old Notes (the “Consent Solicitations”).

The Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on August 16, 2022 (the “Expiration Time”). According to information received by the Information Agent and Exchange Agent, as of the Expiration Time, approximately $134 million principal amount of the 2023 Notes had been validly tendered and an additional approximately $50 million principal amount of the 2023 Notes had delivered consents, and approximately $202 million principal amount of the 2024 Notes had been validly tendered, representing aggregate support from approximately 71% of the 2023 Notes and approximately 90% of the 2024 Notes. The aggregate principal amount of each series of Old Notes that were validly tendered and 2023 Notes Consents (as defined below) that were validly delivered, in each case as of the Expiration Time, as reported by the Information Agent and Exchange Agent, are specified in the table below. The table below also sets forth the Exchange Consideration that holders of the Old Notes will receive.

						Exchange Consideration

Title of Old Notes to be Tendered	CUSIP Number	Outstanding Principal Amount	Amount Tendered for Exchange	Amount of Delivered 2023 Notes Consents	Outstanding Principal Amount Tendered / Delivered Consent	Tender of Old Notes and Delivery of Consent (per $1,000 of Old Notes Tendered)(1)(2)	Delivery of Consent Only(3)
5.125% Senior Notes due 2023	36159RAG8	$259,275,000	$133,541,000	$49,542,000	70.6%	At the election of the holder: $300.00 principal amount of New Notes and $700.00 of cash OR $1,050.00 principal amount of New Notes (the “2023 Notes-Only Consideration”)	$1.00 of cash per $1,000 of 2023 Notes represented by such Consent (the “2023 Notes Consent Fee”)
5.875% Senior Notes due 2024	36162JAA4	$225,293,000	$202,040,000	N/A	89.7%	At the election of the holder: $750.00 principal amount of New Notes and $250.00 of cash OR $1,030.00 principal amount of New Notes (the “2024 Notes-Only Consideration”)	N/A (Holders of the 2024 Notes may only tender their Consent by validly tendering (and not validly withdrawing) their 2024 Notes)

(1)	Exchange Consideration per $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) prior to the Expiration Time.
(2)	Excludes accrued and unpaid interest, which will be paid in addition to the Exchange Consideration.
(3)

Holders of the 2023 Notes were permitted to elect to either (i) tender their 2023 Notes and related Consent (as defined below) or (ii) only deliver their Consent (the “2023 Notes Consent”). Holders of the 2024 Notes were only permitted to tender their 2024 Notes with the related Consent.

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Contact: Pablo E. Paez	1-866-301- 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Holders of approximately $87 million principal amount of the 2023 Notes selected the 2023 Notes-Only Consideration, and holders of approximately $108 million principal amount of the 2024 Notes selected the 2024 Notes-Only Consideration.

Based on the applicable total consideration and the amounts of Old Notes tendered by the Expiration Time, approximately $287 million aggregate principal amount of New Notes will be issued. GEO intends to accept for exchange all Old Notes validly tendered prior to the Expiration Time and expects to settle each Exchange Offer and Consent Solicitation on the settlement date, which is currently expected to be August 19, 2022 (the “Settlement Date”).

In addition to the applicable Exchange Consideration (each as described in the table above), eligible holders whose Old Notes are exchanged in the Exchange Offers will receive accrued and unpaid interest, if any, in cash in respect of all of their exchanged Old Notes from the applicable last interest payment date to, but not including, the Settlement Date.

In conjunction with the Exchange Offers, the Company also solicited consents from holders of each series of Old Notes (“Consents”) to certain proposed amendments to each indenture governing the Old Notes (the “Old Notes Indentures”) to, among other things, modify certain covenants and other provisions of the indentures governing the Old Notes necessary or advisable to effect the Exchange Offers and certain related refinancing transactions described in this news release (the “Proposed Amendments”). Holders of Old Notes that tendered such Old Notes will be deemed to have given Consent to the Proposed Amendments with respect to the Old Notes. The Company received Consents from holders representing a majority of the outstanding principal amount of such series of Old Notes (the “Old Notes Requisite Consents”) and a supplemental indenture to the respective indenture, giving effect to the Proposed Amendments with respect to the applicable Old Notes, is expected to be executed at the Settlement Date.

The Exchange Offers and the Consent Solicitations represent part of a comprehensive series of transactions the Company has proposed to address its nearer-term debt maturities (the “Transactions”). Other elements of the Transactions include the exchange of certain revolving credit loans and term loans under the Company’s senior secured credit facility for a combination of cash and new commitments and loans under a new credit facility (the “Credit Agreement Exchange”) and the exchange of approximately $239 million of the Company’s 6.000% Senior Notes due 2026 for newly issued 9.500% Senior Second Lien Secured Notes due 2028, in a private exchange (the “Private Exchange”). The Company expects to close all of the Transactions on the Settlement Date, subject to customary closing conditions.

The complete terms and conditions of the Exchange Offers and Consent Solicitations are more fully described in Registration Statement, including the prospectus forming part thereto, GEO filed with the SEC on July 19, 2022, as amended on August 15, 2022 and declared effective by the Securities and Exchange Commission on August 16, 2022.

The Information Agent and Exchange Agent for the Exchange Offers and Consent Solicitations is D.F. King & Co., Inc. and can be contacted at (800) 290-6428 (for information U.S. Toll-free), (212) 269-5550 (information for brokers) or geo@dfking.com (email).

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Contact: Pablo E. Paez	1-866-301-4436
Executive Vice President, Corporate Relations

NEWS RELEASE

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 102 facilities totaling approximately 82,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including our ability to successfully consummate the Transactions on the anticipated timeline or at all, our ability to repay debt due in 2023 and 2024, our ability to reduce net recourse debt by $200 million to $250 million annually over the next two years, our ability to decrease net leverage at the anticipated rate over the next two years, and our ability to successfully close on the expected sale of certain non-core assets on the anticipated timeline or at all. Readers are strongly encouraged to read the full cautionary statements contained in GEO’s filings with the SEC, including the risk factors set forth in the Registration Statement on Form S-4, as amended, including a prospectus and consent solicitation statement forming a part thereof, the Company has filed with the SEC. GEO disclaims any obligation to update or revise any forward-looking statements.

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Contact: Pablo E. Paez	1-866-301-4436
Executive Vice President, Corporate Relations